Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL INFORMATION

On September 15, 2013, Timios, Inc. (“Timios”), a wholly-owned subsidiary of Timios National Corporation (the “Company”), entered into an Asset Purchase Agreement (the “Agreement”) with Adobe Title, LLC, a Texas limited liability company (“Adobe”), and Adobe’s members.  Adobe provides title insurance and escrow services to lenders in Texas.

Under the terms of the Agreement, Timios acquired certain assets and properties of, and assumed certain liabilities, from Adobe in consideration of (i) $500,000 (the “Base Purchase Price”), plus (ii) an earn-out equal to 7.25% of the Gross Revenue (as defined in the Agreement) of Adobe, up to a maximum of $3,500,000 (the “Maximum Contingent Amount”), starting approximately six months from the date of the Agreement and ending on the forty-eighth monthly anniversary of such start date (the “Earn-Out”). The Base Purchase Price consists of a cash payment equal to $200,000 and a promissory note in the principal amount of $300,000.  The cash portion of the Base Purchase Price is payable in two equal installments of $100,000 each, the first of which was paid at the closing and the second will be paid on November 30, 2013.  The promissory note (the “Note”) is in the principal amount of $300,000 and accrues interest at an annual rate of 8% compounded annually, payable in one lump sum (subject to Timios’ voluntary pre-payments, which may be made without penalty) on or before the date of the last payment under the Earn-Out is to be made.

The Agreement provides for customary representations and warranties by both parties, and provides Timios with a right to indemnification for losses arising out of (i) the breach of such representations and warranties; (ii) the failure to satisfy any covenants; (iii) the liabilities contractually excluded from the sale; (iv) the ownership of the assets acquired prior to the closing and the ownership of the assets excluded from the sale; (v) the operation of the business acquired prior to the closing; or (vi) any indebtedness of Adobe or transaction expenses of Adobe not satisfied at or prior to the closing.  Timios may make a claim for indemnification if and when it suffers losses equal at least an aggregate of $25,000, at which time all losses, including the initial $25,000, may be claimed.  Timios’ right to indemnification is subject to a cap of $250,000 for any losses arising out of clause (i) above and up to the Maximum Contingent Amount with respect to all other losses.  Timios has a right of set-off for its losses against the Earn-Out payments.

The following unaudited pro forma condensed combined consolidated financial statements of the Company have been prepared for illustrative purposes only and are not necessarily indicative of what the Company’s combined condensed consolidated financial position or results of operations actually would have been had the Agreement been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined consolidated financial statements do not purport to project the future financial position or operating results of the combined Company. Future results may vary significantly from the results reflected because of various factors.

The historical financial statements have been adjusted in the pro forma financial statements to give effects to (1) the purchase of less than 100% of the assets of Adobe and (2) with respect to the statement of operations of Adobe, re-categorization of certain operating costs to reflect consistent reporting with that of the Company.

The pro forma condensed combined consolidated balance sheet and the pro forma condensed combined consolidated statement of operations as of and for the twelve months ended December 31, 2012 were derived from and should be read in conjunction with the following financial statements:

•                  Audited Financial Statements of the Company as of and for the twelve months ended December 31, 2012

•                  Audited Financial Statements of Adobe as of and for the twelve months ended December 31, 2012

The unaudited pro forma condensed combined consolidated balance sheet and the pro forma condensed combined consolidated statement of operations as of June 30, 2013 reflects the purchase of the Adobe assets as if it occurred on June 30, 2013.

Descriptions of the pro-forma adjustments are presented in the notes to the unaudited pro-forma condensed combined consolidated financial statements provided below.

TIMIOS NATIONAL CORPORATION AND SUBSIDIARIES And Adobe Title LLC

Condensed Consolidated Pro Forma Balance Sheets (Unaudited)

	June 30, 2013
	Historical
	Timios National	Adobe Title,	Pro-forma
	Corporation	LLC (1)	Adjustments (2)	Total
Assets:
Cash	$653,953	$552,245	$287,138	$1,493,336
Current portion of note receivable	90,530	—	—	90,530
Prepaid and other	830,040	137,004	(29,959)	937,085
Total current assets	1,574,523	689,249	257,179	2,520,951
Fixed assets - net	557,348	294,947	371,799	1,224,094
Loan and collar agreement	500,000	—	—	500,000
Note receivable	88,325	—	—	88,325
Intangible assets - net	475,697	—	—	475,697
Goodwill	1,674,242	—	3,500,000	5,174,242
Total assets	$4,870,135	$984,196	$4,128,978	$9,983,309
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,267,013	$274,398	$(264,917)	$1,276,494
Contingent consideration	30,000	—	3,500,000	3,530,000
Curent portion of note payable - related party	184,671	—	—	184,671
Accrued compensation	627,379	—	—	627,379
Accrued other liabilities	26,495	30,734	78,766	135,995
State income taxes payable	102,195	—	—	102,195
Total current liabilities	2,237,753	305,132	3,313,849	5,856,734
Note payable - related party	209,508	441,952	(141,952)	509,508
Total liabilities	2,447,261	747,084	3,171,897	6,366,242
Stockholders’ Equity
Preferred stock, $0.01 par value, 5,000,000 shares authorized, 2,564,487 shares (2,589,143 at December 31, 2012) issued and outstanding	25,645	—	—	25,645
Common stock, $0.001 par value, 50,000,000 shares authorized, 2,351,599 shares (2,270,528 at December 31, 2012) issued and outstanding	2,352	—	—	2,352
Additional paid-in capital	77,509,487	—	—	77,509,487
Treasury stock - (0 and 7,141 shares on hand at December 31, 2012 and December 31, 2011 respectively)
Accumulated deficit/Retained earnings	(75,114,610)	237,112	957,081	(73,920,417)
Total stockholders’ equity	2,422,874	237,112	957,081	3,617,067
Total liabilities and stockholders’ equity	$4,870,135	$984,196	$4,128,978	$9,983,309

(1) Certain reclassifications of Adobe Title, LLC line items were done to conform to Timios National Corporation’s presentation.

(2) Pro Forma adjustments reflect the results of the title offices whose assets Timios, Inc. did not acquire. The Pro Forma adjustments also reflect allocations from centralized services of Adobe Title, LLC that affect the title offices whose assets Timios, Inc. did acquire.

In the case of the pro forma cash adjustment, those title offices acquired had mostly positive cash balances and the title offices not acquired had mostly negative cash balances. Pro Forma adjustments also include the effect of financing the acquistion of Adobe Title, LLC assets.

TIMIOS NATIONAL CORPORATION AND SUBSIDIARIES AND ADOBE TITLE, LLC

Condensed Consolidated Pro Forma Statements of Operations (Unaudited)

	Six Months Ended June 30, 2013
	Historical
	Timios National	Adobe Title,	Pro-forma
	Corporation	LLC	Adjustments **	Total
Net revenue	$15,873,332	$6,654,414	$(2,506,309)	$20,021,437
Costs of revenue	11,158,500	4,411,146	(2,480,447)	13,089,198
Gross profit on revenue	4,714,832	2,243,268	(25,862)	6,932,239
General and administrative expenses	4,229,351	1,941,979	(999,218)	5,172,112
Operating income	485,481	301,289	973,356	1,760,127
Other income (expense)	(4,047)	(4,500)	4,500	(4,047)
Income (loss) before income taxes	481,434	296,789	977,856	1,756,080
State income tax expense	86,410	—	—	86,410
Income attributable to common stockholders	395,024	296,789	977,856	1,669,670

Income per common share attributable to Timios National Corporation stockholders - basic and diluted
Basic	$0.17			$0.72
Diluted	$0.04			$0.15
Weighted average shares outstanding -
Basic	2,322,805			2,322,805
Diluted	11,013,759			11,013,759

** Pro Forma adjustments reflect the results of the title offices whose assets Timios, Inc. did not acquire. The Pro Forma adjustments also reflect allocations from centralized services of Adobe Title, LLC that affect the title offices whose assets Timios, Inc. did acquire.

TIMIOS NATIONAL CORPORATION AND SUBSIDIARIES AND ADOBE TITLE, LLC

Condensed Consolidated Pro Forma Statements of Operations (Unaudited)

	Year Ended December 31, 2012
	Historical
	Timios National	Adobe Title,	Pro-forma
	Corporation	LLC	Adjustments **	Total
Net revenue	$22,000,484	$8,809,744	$(3,882,353)	$26,927,875
Costs of revenue	17,894,910	6,259,583	(3,147,822)	21,006,671
Gross profit on revenue	4,105,574	2,550,161	(734,531)	5,921,204
General and administrative expenses	4,391,142	2,552,894	(817,793)	6,126,243
Operating income	(285,568)	(2,733)	83,262	(205,039)
Other income (expense)	(2,383,253)	360,488	1,657	(2,021,108)
Income (loss) before income taxes	(2,668,821)	357,755	84,919	(2,226,147)
State income tax (benefit) expense	93,114	—	—	93,114
Net (loss) income	(2,761,935)	357,755	84,919	(2,319,261)
Loss attributable to noncontrolling interests	(29,745)	—	—	(29,745)
Series H Preferred Stock beneficial conversion feature	(17,792)	—	—	(17,792)
(Loss) income attributable to common stockholders of Timios National Corporation	$(2,809,472)	$357,755	$84,919	$(2,366,798)
(Loss) income per common share attributable to Timios National Corporation stockholders - basic and diluted
Basic	$(3.39)			$(2.85)
Diluted	$(3.39)			$(2.85)
Weighted average shares outstanding -
Basic	829,947			829,947
Diluted	829,947			829,947

** Pro Forma adjustments reflect the results of the title offices whose assets Timios, Inc. did not acquire. The Pro Forma adjustments also reflect allocations from centralized services of Adobe Title, LLC that affect the title offices whose assets Timios, Inc. did acquire.